As filed with the Securities and Exchange Commission on March 13, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

monday.com Ltd.
(Exact name of Registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6 Yitzhak Sadeh St. Tel Aviv-Yafo, Israel	6777506
(Address of Principal Executive Offices)	(Zip Code)

monday.com Ltd. 2021 Share Incentive Plan
(Full Title of the Plan)

monday.com Inc.
111 E 18th St.
New York, New York, 10003
(718) 303-1869
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua G. Kiernan Julia A. Thompson Latham & Watkins LLP 555 Eleventh Street, NW, Suite 1000 Washington, DC 20004 Tel: (202) 637-2200 Fax: (202) 637-2201	Shachar Hadar Efrat Ziv Matthew Rudolph Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: (+972) (3) 610-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, monday.com Ltd. (the “Registrant,” “we” or “our”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register 2,558,041 additional ordinary shares, no par value (“Ordinary Shares”), of the Registrant reserved for issuance under the monday.com Ltd. 2021 Share Incentive Plan (the “2021 Plan”) resulting from an automatic annual increase as of January 1, 2026. This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the SEC on June 10, 2021 (File No. 333-256964), March 16, 2022 (File No. 333-263614), March 14, 2023 (File No. 333-270515), March 14, 2024 (File No. 333-277913) and March 17, 2025 (File No. 333-285845).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents filed or to be filed with the SEC:

(a)	The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2025 (File No. 001-40461), filed by the Registrant with the SEC on March 13, 2026; and

(b)
The description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40461), filed by the Registrant with the SEC on June 7, 2021, including any amendments or reports filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain Reports on Form 6-K furnished by the Registrant to the SEC (which indicate that they are incorporated herein by reference) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit Number	Exhibit

4.1	Amended and Restated Articles of Association of the Registrant (1)

5.1*	Opinion of Meitar | Law Offices as to the legality of the Registrant’s Ordinary Shares

23.1*	Consent of Brightman Almagor Zohar & Co., Certified Public Accountant (Isr.), a firm in the Deloitte Global Network

23.2*	Consent of Meitar | Law Offices (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1	2021 Share Incentive Plan (2)

107*	Filing Fee Table

(1)
Previously filed as Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2022 (File No. 001-40461), filed with the SEC on March 14, 2023, and incorporated herein by reference.

(2)
Previously filed as Exhibit 10.4 to the Registrant’s Amendment No. 2 to the Registration Statement on Form F-1 (File No. 333-256182), filed with the SEC on June 1, 2021, as amended, and incorporated herein by reference.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel, on this 13th day of March, 2026.

MONDAY.COM LTD.

By:	/s/ Roy Mann
Name: Roy Mann
Title: Co-Chief Executive Officer

By:	/s/ Eran Zinman
Name: Eran Zinman
Title: Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Roy Mann, Eran Zinman and Eliran Glazer and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

NAME	POSITION	DATE

/s/ Roy Mann	Co-Founder, Director and Co-Chief Executive Officer	March 13, 2026
Roy Mann	(Principal Executive Officer)

/s/ Eran Zinman	Co-Founder, Director and Co-Chief Executive Officer (Principal Executive Officer)	March 13, 2026
Eran Zinman

/s/ Eliran Glazer	Chief Financial Officer	March 13, 2026
Eliran Glazer	(Principal Financial Officer and Principal Accounting Officer)

/s/ Avishai Abrahami	Director	March 13, 2026
Avishai Abrahami

/s/ Aviad Eyal	Director	March 13, 2026
Aviad Eyal

/s/ Jeff Horing	Director	March 13, 2026
Jeff Horing

/s/ Gili Iohan	Director	March 13, 2026
Gili Iohan

/s/ Ronen Faier	Director	March 13, 2026
Ronen Faier

/s/ Petra Jenner	Director	March 13, 2026
Petra Jenner

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of monday.com Ltd. has signed this registration statement on March 13, 2026.

monday.com Inc.

By:	/s/ Eran Zinman
Name:	Eran Zinman
Title:	Director